Exhibit 99.2

[Name of Shareholder]

(Note: Stockholders are requested to sign, date and return this Proxy promptly in the enclosed stamped envelope, addressed to Secretary, Remington Arms Company, Inc., 870 Remington Drive, Madison, North Carolina 27025.

RACI HOLDING, INC.

PROXY

        KNOW ALL MEN BY THESE PRESENTS, That the undersigned hereby constitutes and appoints Leon J. (Bill) Hendrix, Jr., Chairman and Thomas L. Millner, President and CEO, or either of them, with power of substitution, attorneys and proxies to appear and vote all of the shares of stock standing in the name of the undersigned, at the Annual Meeting of Stockholders of RACI Holding, Inc., to be held on Thursday, February 10, 2005 at the office of Clayton, Dubilier & Rice, 375 Park Avenue, New York, NY 10152, commencing at 8:30 a.m., and at any and all adjournments thereof; and the undersigned hereby instructs said proxies to vote:

(1)      To elect the following  twelve (12)  Directors to serve until the next Annual  Meeting of  Stockholders  and until their successors are duly elected and qualified:
                  Leon J. (Bill) Hendrix,  Thomas L. Millner,  Thomas E. Ireland,  III,  Richard A.  Gilleland,  Richard E.
                  Heckert,  Hubbard C. Howe, Bobby R. Brown,  Michael G. Babiarz, H. Norman  Schwarzkopf,  B. Charles Ames,
                  Thomas L'Esperance, and Stephen C. Sherrill.

                  |_|  FOR all nominees     |_|  WITHHOLD AUTHORITY to vote for all nominees
                  |_|  FOR all nominees except for the following: _________________________________

(2)      To ratify the appointment of PricewaterhouseCoopers  L.L.P., as the Company's independent auditors for the current fiscal year.

                  |_|  FOR          |_|  AGAINST              |_|  ABSTAIN
None of the above identified matters, which are proposed by RACI Holding, Inc., are conditioned on the approval of other matters.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, "FOR" ITEMS 1 AND 2. IF ANY OTHER MATTERS ARE PRESENTED FOR ACTION, THE PROXIES NAMED HEREIN WILL VOTE UPON SUCH MATTERS IN ACCORDANCE WITH THEIR DISCRETION.

By executing this proxy, the undersigned represents that he or she is a Stockholder of record and this proxy constitutes a valid and binding instrument enforceable against the undersigned.

Dated this ____ day of ____________, 200__.

____________________________________
 (Signature)

____________________________________
Name of Stockholder (please print)

____________________________________
Name and title of signatory (if Stockholder
is a corporation, partnership, trust or other
entity)

No. of Shares:  ____

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT

OF RACI HOLDING, INC.

Exhibit 99.3

January 4, 2005

      To the Stockholders of
                    RACI Holding, Inc.:

NOTICE OF ANNUAL

MEETING OF STOCKHOLDERS

        Notice is hereby given that the Annual Meeting of Stockholders of RACI Holding, Inc., a Delaware corporation, will be held on Thursday, February 10, 2005 at the office of Clayton, Dubilier & Rice, 375 Park Avenue, New York, NY 10152, commencing at 8:30 a.m., for the following purposes:

(1)	To elect a Board of twelve (12) Directors for RACI Holding, Inc., each to serve until the next Annual Meeting of Stockholders and until a successor shall have been duly elected and qualified;
(2)	To ratify the appointment of the Auditors for RACI Holding, Inc.; and
(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

        In accordance with the By-Laws of RACI Holding, Inc., the close of business on January 1, 2005, has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting and any adjournment thereof.

                                                  By order of the Board of Directors
                                               --------------------------------------------------------

                                               --------------------------------------------------------
                                                   /S/  Stephen P. Jackson, Jr.
                                                   Stephen P. Jackson, Jr., Secretary

IMPORTANT

        All Stockholders are urged to fill in, date, sign and return the enclosed proxy promptly in the envelope herewith to which no additional postage need be affixed if mailed in the United States.